UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2005

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2005, Albemarle Corporation (the “Company”) entered into the First Amendment to Credit Agreement, dated as of July 8, 2005 (the “Amendment”), among the Company, Albemarle Catalysts International, L.L.C. (“Albemarle Catalysts”), certain subsidiaries of the Company, as guarantors, the lenders named and identified therein and Bank of America, N.A., as Administrative Agent. The Amendment amends and modifies the Credit Agreement, dated as of July 29, 2004 (the “Credit Agreement”), among the Company, Albemarle Catalysts, certain subsidiaries of the Company, as guarantors, the lenders named and identified therein, Bank of America, N.A., as Administrative Agent, UBS Securities LLC, as Syndication Agent, and The Bank of New York, Fortis (USA) Finance LLC and SunTrust Bank, as Co-Documentation Agents, consisting of a $300 million revolving credit facility (with an option to borrow up to an additional $50 million after the Amendment) and a $450 million five-year term loan facility.

Generally, the Amendment:

(1) reduces the applicable borrowing rates and fees payable under the revolving credit facility and five-year term loan facility, which are based on the ratings of the Company’s senior unsecured long-term debt by Standard & Poor’s Ratings Services and Moody’s Investors Services, by (a) 0.250% when the Company’s senior unsecured long-term debt is rated BBB/Baa2 or BBB-/Baa3 and (b) 0.125% when the Company’s senior unsecured long-term debt is rated BBB+/Baa1 or better;

(2) eliminates the condition for borrowings under the revolving credit facility that the Company represent that there has been no event or circumstance, either individually or in the aggregate, that has had or would be reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement); and

(3) provides an option to increase the amount available for borrowings under the revolving credit facility by up to $50 million, subject to the satisfaction of certain conditions.

Bank of America, N.A. and several of the lenders under the Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

The preceding discussion is qualified in its entirety by reference to the terms of the Credit Agreement and the Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

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Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

10.1	Credit Agreement, dated as of July 29, 2004, among the Company, Albemarle Catalysts, certain subsidiaries of the Company, as guarantors, the lenders named and identified therein, Bank of America, N.A., as Administrative Agent, UBS Securities LLC, as Syndication Agent, and The Bank of New York, Fortis (USA) Finance LLC and SunTrust Bank, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 (File No. 1-12658)).

10.2	First Amendment to Credit Agreement, dated as of July 8, 2005, among the Company, Albemarle Catalysts, certain subsidiaries of the Company, as guarantors, the lenders named and identified therein and Bank of America, N.A., as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2005

ALBEMARLE CORPORATION

By:	/s/ Paul F. Rocheleau
Paul F. Rocheleau
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Credit Agreement, dated as of July 29, 2004, among the Company, Albemarle Catalysts, certain subsidiaries of the Company, as guarantors, the lenders named and identified therein, Bank of America, N.A., as Administrative Agent, UBS Securities LLC, as Syndication Agent, and The Bank of New York, Fortis (USA) Finance LLC and SunTrust Bank, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 (File No. 1-12658)).

10.2	First Amendment to Credit Agreement, dated as of July 8, 2005, among the Company, Albemarle Catalysts, certain subsidiaries of the Company, as guarantors, the lenders named and identified therein and Bank of America, N.A., as Administrative Agent.

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